                                                                   EXHIBIT 10.25

                                      LEASE

                                      from

                              FYNB, LLC , Landlord

                                       to

                         YARDVILLE NATIONAL BANK, Tenant

                                       RE:

                         RT. 31 N AND WALTER FORAN BLVD
                     FLEMINGTON, N.J., HUNTERDON COUNTY N.J.

                                 DATA & EXHIBITS

DATE OF LEASE:                         November 1, 2005

LOCATION OF DEMISED PREMISES:          Rt. 31 N. and Walter Foran Blvd.
                                       Flemington, Hunterdon County, New Jersey

RENT:             Period                             Annual Rent                Monthly Rent
                  ------                             -----------                ------------
                  11/1/05 - 10/31/07                 $204,095.04                $17,007.92
                  11/01/07 - 10/31/12                $224,504.52                $18,708.71
                  11/01/12 - 10/31/17                $246,955.00                $20,579.58

                  11/01/17 - 10/31/22 (opt. #1)      $271,650.50                $22,637.54
                  11/01/22 - 10/31/27 (opt. #2)      $298,815.55                $24,901.29
                  11/01/28 - 10/31/32 (opt. #3)      $328,697.10                $27,391.42

LEASE TERM:             Twelve (12) years

RENEWAL OPTIONS:        Three (3) renewal options of five (5) years each

NOTICE FOR RENEWALS:    Must be exercised twelve (12) months prior otherwise
option is null and void.

NOTICES:      Landlord:                 FYNB, LLC.

                                        c/o Hofing Management
                                        928 West State Street
                                        Trenton, NJ 08618

              Tenant:                   YARDVILLE NATIONAL BANK
                                        Box 8487
                                        Trenton, New Jersey 08650
                                        Attn.:   Frank Durand
                               with a copy to:
                                        YARDVILLE NATIONAL BANK
                                        2465 Kuser Road
                                        Hamilton, New Jersey 08690
                                        Attn.:   Daniel J. O'Donnell, Esq.

EXHIBITS:

            A:    Plan showing location of Demised Premises

            B:    Landlord's Work

            C:    Signs

            D:    Exclusives

            E:    Rules and Regulations

                                 INDEX TO LEASE

                                                                                           Page
                                                                                           ----
Article I                  Definitions.............................................          2
Article II                 Lease of Demised Premises...............................          3
Article III                Term....................................................          3
Article IV                 Rent....................................................          4
Article V                  Tenant Reimbursements...................................          4
Article VI                 Utilities...............................................          7
Article VII                Maintenance.............................................          7
Article VIII               Tenant's Insurance......................................          8
Article IX                 Limitations on Use; Rules & Regulations; Trade Name.....          9
Article X                  Compliance with Applicable Law..........................          10
Article XI                 Preparation of Demised Premises.........................          10
Article XII                Tenant's Work...........................................          10
Article XIII               Landlord's Entry on Demised Premises....................          11
Article XIV                Assignment and Subletting...............................          12
Article XV                 Indemnification of Landlord.............................          12
Article XVI                Fire and Casualty.......................................          13
Article XVII               Condemnation............................................          14
Article XVIII              Events of Default.......................................          15
Article XIX                Landlord's Remedies.....................................          16
Article XX                 Surrender of Demised Premises...........................          18
Article XXI                Holding Over............................................          18
Article XXII               INTENTIONALLY OMMITTED..................................          18
Article XXIII              Common Areas............................................          18
Article XXIV               Signs...................................................          19
Article XXV                Subordination...........................................          19
Article XXVI               Nature of Landlord's Liability..........................          19
Article XXVII              Waiver..................................................          20
Article XXVIII             Quiet Enjoyment.........................................          20
Article XXIX               INTENTIONALLY OMMITTED .................................          21
Article XXX                Waiver of Subrogation...................................          21
Article XXXI               INTENTIONALLY OMMITTED .................................          21
Article XXXII              Miscellaneous...........................................          21
Article XXXIII             Leasehold Mortgages.....................................          23
Article XXXIV              Tenant's Responsibility Regarding Hazardous Substances..          25
Article XXXV               ISRA Compliance ........................................          26
Article XXXVI              Sorting and Separation of Refuse and Trash..............          26
Article XXXVII             Removal of Garbage and Debris...........................          27
Article XXXVIII            Renewal Option..........................................          27

                        THIS LEASE, dated the 15th day of February , 2006, between FYNB, LLC., a New Jersey Limited Liability Company, with offices at c/o Hofing Management, 928 West State Street, Trenton, NJ 08618 (hereinafter referred to as the "Landlord"); and YARDVILLE NATIONAL BANK, Box 8487, Trenton, New Jersey 08650 (hereinafter referred to as the "Tenant").

                                   WITNESSETH:

      In consideration of the agreements contained in this Lease, and for other good and valuable consideration, Landlord and Tenant covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      For purposes of this Lease, the following terms shall have the indicated meanings:

      SECTION 1.01. "ADDITIONAL RENT" shall mean any sums other than Fixed Rent which Tenant is required to pay to Landlord under this Lease.

      SECTION 1.02. "APPLICABLE LAWS" shall mean all present and future laws, ordinances, resolutions, regulations and orders of all governmental entitles at any time having jurisdiction over the building.

      SECTION 1.03. "COMMENCEMENT DATE" shall mean the date of the issuance of a temporary or permanent Certificate of Occupancy for the Demised Premises to be used and occupied only for lawful purposes, more specifically bank branch and office use.

      SECTION 1.04. "COMMON AREAS" shall mean all areas of the building that are designated by Landlord from time to time for the general use and convenience of Tenant and other tenants of the Building and their respective authorized representatives and invitees. Common Areas include, without limitation, pedestrian walkways and patios, landscaped areas, sidewalks (exclusive of sidewalks in front of the Demised Premises), service corridors, restrooms, stairways, decorative walls, plazas, throughways, loading areas, parking areas and roads.

      SECTION 1.05. "DEMISED PREMISES" shall mean those premises as outlined or designated on the plan attached hereto and marked as Exhibit A, being a part of the Building. Said Demised Premises containing approximately _6,732_ square feet

      SECTION 1.06. "EXCUSABLE DELAY" shall mean that any time limits required to be met by either party hereunder, whether specifically made subject to Excusable Delay or not, except those related to the payment of Fixed Rent, Percentage Rent, if any, or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Excusable Delay. Excusable Delay shall mean and include those situations beyond Landlord's or Tenant's control, including by way of example and not by way of limitation, acts of God; accidents, repairs, strikes, shortages of labor, supplies or materials; inclement weather or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds.

      SECTION 1.07. "FIXED RENT" shall mean the guaranteed fixed rent during the Term to accrue as follows:

RENT:             Period                             Annual Rent                Monthly Rent
                  ------                             -----------                ------------
                  11/01/05 - 10/31/07                $204,095.04                $17,007.92
                  11/01/07 - 10/31/12                $224,504.52                $18,708.71
                  11/01/12 - 10/31/17                $246,955.00                $20,579.58

                  11/01/17 - 10/31/22 (opt. #1)      $271,650.50                $22,637.54
                  11/01/22 - 10/31/27 (opt. #2)      $298,815.55                $24,901.29
                  11/01/28 - 10/31/32 (opt. #3)      $328,697.10                $27,391.42

all payable in the manner provided in Section 4.01.

      SECTION 1.08. "LEASE YEAR" shall mean the period beginning on the Commencement Date and ending twelve (12) months later (the lease term is twelve
(12) years).

      SECTION 1.09. "PERMITTED TRADE NAME" shall mean Yardville National Bank or YNB.

      SECTION 1.10. "PERMITTED USE" shall mean the use of the Demised Premises by Tenant for the following purposes only: as a financial institution.

      SECTION 1.11. "RENT" shall mean and include Fixed Rent and Additional
Rent.

      SECTION 1.12. "RENT COMMENCEMENT DATE": shall mean the Commencement Date.

      SECTION 1.13. "BUILDING" shall mean the building located at Rt. 31 and Walter Foran Blvd., Flemington, N.J.

      SECTION 1.14. "STATE" shall mean the State of New Jersey.

      SECTION 1.15. "TENANT'S SHARE" shall mean 100%.

      SECTION 1.16. "TERM" shall mean twelve (12) years.

                                   ARTICLE II

                            LEASE OF DEMISED PREMISES

      SECTION 2.01. Landlord agrees to lease the Demised Premises to Tenant, and Tenant agrees to rent the Demised Premises from Landlord, upon and subject to the conditions hereinafter contained.

                                   ARTICLE III

                                      TERM

      SECTION 3.01. The Term shall commence on the Commencement Date and shall expire on the last day of the month twelve (12) years after the Rent Commencement Date (herein the "Term Expiration Date").

      SECTION 3.02. All of the obligations of Landlord are expressly conditioned upon the ability of Landlord to give possession of the Demised Premises to Tenant. Landlord shall have no liability whatsoever by reason of its inability to complete Landlord's Work, as hereinafter defined.

      SECTION 3.03. If requested by Landlord, Tenant will execute and return within seven (7) days after presentation by Landlord an agreement confirming the Commencement Date, the Rent Commencement Date and the date established for the expiration of the Term.

                                   ARTICLE IV

                                      RENT

      SECTION 4.01. Tenant agrees to pay to Landlord the Fixed Rent, without notice or demand, in equal monthly installments, in advance, on or before the first day of each and every successive calendar month during the Term hereof, except the first month's Fixed Rent shall be paid upon the execution of this Lease. The Fixed Rent shall commence on the Rent Commencement Date. The Fixed Rent for any period which is for less than a full month shall be a prorated portion of the Fixed Rent based on a thirty (30) day month.

      SECTION 4.02. The Fixed Rent shall be paid to Landlord by Tenant, without deduction, counterclaim or setoff, except as expressly provided herein, and at Landlord's address or at such place as Landlord may from time to time designate in writing.

      SECTION 4.03. If any payment of Rent is not received by Landlord within five (7) business days of the date when due, Tenant shall pay to Landlord on demand as a late charge, interest on the overdue Rent at the lesser of the maximum rate permitted by law or ten (10%) percent per month from the due date. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

      SECTION 4.04. No abatement, diminution or reduction of the Basic Rent, or any additional rent or other charges required to be paid by Tenant pursuant to the terms of this Lease, shall be claimed by, or allowed to, Tenant for any inconvenience, interruption, cessation or loss of business or otherwise, caused directly or indirectly by any present or future laws, ordinances, order, rules, regulations or requirements of any Federal, State, County or Municipal governments, or by priorities, rationing or curtailment of labor or material, or by war, civil commotion strikes or riots, or any matter or thing resulting there from or by any other cause or causes beyond the control of Landlord, including, without limitations, casualty to the Demised Premises, nor shall this Lease in any way be affected by any such causes, except as expressly provided in this Lease.

                                    ARTICLE V

                              TENANT REIMBURSEMENTS

      SECTION 5.01. In addition to the Fixed Rent and commencing on the Commencement Date, Tenant shall pay to Landlord as Additional Rent, Tenant's Share of the following taxes, insurance premiums and Common Area costs (hereinafter called "Reimbursements"):

                  (A) All real property taxes and special assessments (the "Real Estate Taxes") levied or assessed against the Building. Tenant shall not be required to pay any taxes imposed upon the net income of Landlord or franchise taxes of Landlord, or any estate, succession, inheritance or transfer taxes imposed upon Landlord. If, at any time during the Term, any lawful governing authority levies or assesses against Landlord any tax, fee, or excise, however described, as a direct substitution in whole or in part for, or in addition to, or as the substantial equivalent of any Real Estate Taxes, then Tenant shall pay as provided herein Tenant's Share of that tax, fee or excise. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against Tenant's personal property located on the Demised Premises. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the Building is increased by the inclusion of a value placed on Tenant's personal property or as a result of alterations, additions or improvements made to the Demised Premises by or for Tenant, Tenant, on demand, shall immediately pay to Landlord as Additional Rent the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from such increase in Landlord's assessment caused thereby. Landlord shall be entitled to, in good faith using its reasonable determination, ascertain the value of the tax increase attributable to Tenant's personal property or alterations, additions or improvements.

                        (1.) If permitted by the appropriate taxing authority without the necessity of a subdivision, Tenant shall make application for the Demised Premises and the improvements erected thereon to be treated as a separate tax lot and, if successful, shall pay real property taxes and special assessments directly to the taxing authority. In this event, real property taxes and assessments will not be paid to Landlord as additional rent.

                        (2.) Nothing herein contained shall require Tenant to pay any Federal or State income taxes assessed against the Landlord, or any gift, estate, succession, inheritance or transfer taxes of Landlord imposed as owner of the fee interest of the Demised Premises or any taxes imposed upon rent as such, payable by Tenant under this Lease; provided, however, that if at any time during the term of this Lease the methods of taxation prevailing at the Commencement Date shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and improvements thereon there shall be levied, assessed and imposed a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, upon the rents received therefrom, or measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, than all such taxes, assessments, levies impositions, or charges or any part thereof so measured or based shall be deemed to be included within the term "Impositions" for the purposes hereof to the extent that such imposition would be payable if the Demised Premises were the only property of Landlord subject to such Imposition, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. Subject to the specific exclusions set forth above in this Section 5.01, Tenant shall in addition to the foregoing, pay any new taxes of a nature not presently in effect, but which may be hereafter levied against or imposed upon Landlord or the Demised Premises if such tax shall be based on or arise out of the ownership, use or operation of the Demised Premises.

                        (3.) If Tenant pays Real Estate Taxes separately, then Tenant, upon request of Landlord, shall furnish to Landlord, or if requested by Landlord furnish to any fee mortgagee, within ten (10) days after the date when such Imposition will become due, official receipts if available of the appropriate taxing authority, or other evidence satisfactory to Landlord or such mortgagee evidencing the payment thereof. The certificate, receipt or bill of the appropriate official designated by law to make or issue the same shall be prima facie evidence that such Imposition is due and unpaid, or has been paid at the time of the making or issuance of such certificate, receipt or bill.

                        (4.) Landlord appoints Tenant the attorney-in-fact of Landlord for the purpose of making all payments to be made by Tenant pursuant to any of the provisions of this Lease to persons or entities other than Landlord. In case any person or entity to whom any sum is directly paid by Tenant under any of the provisions of this Lease shall refuse to accept payment of such sum from Tenant, Tenant shall thereupon give written notice of such fact to Landlord and shall pay such sum to Landlord at the address specified herein and Landlord shall thereupon pay such sum to such person or entity.

                        (5.) Notwithstanding any other provision herein set forth, Tenant, in addition to being responsible for taxes and insurance as herein set forth, shall be responsible for all fire insurance premiums on buildings and improvements situate on the Demised Premises from the dates when Impositions are first payable by Tenant pursuant to Section 5.01 above through and inclusive of the dates when Basic Rent as herein set forth shall be payable.

                        (6.) Tenant, at its own cost and expense, shall take good care of the Demised Premises, all exclusive rights of way, curbs and appurtenances thereto and maintain and repair any easements used in common with others in accordance with any maintenance and repair obligations relating thereto, and shall keep the same in good order and condition, and reasonably free of any dirt, rubbish, snow, ice and unlawful obstructions. Landlord is responsible for snow removal from Tenant's drive-thru area at Tenant's sole cost and expense.

                        (7.) Tenant has the right to seek a reduction in the valuation of the Demised Premises for tax purposes and to contest in good faith by appropriate proceedings, at Tenant's expense, the amount of validity in whole or in part of any imposition, tax or assessment affecting the Demised Premises.

                        (8.) Landlord shall not be required to join in any proceedings referred to herein unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord or any owner of the Demised Premises, in which event Landlord shall join in such proceedings or permit the same to be brought in its name. Landlord shall not ultimately be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall indemnify and save harmless Landlord from any such costs and expenses. Tenant shall be entitled to any refund of any imposition and penalties or interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but previously reimbursed in full by Tenant.

                        (9.) Landlord, in the event Tenant has not filed an appeal, reserves unto itself the right to appeal and seek a reduction in the valuation of the Demised Premises for real estate tax purposes.

                        (10.) Tenant is only responsible for its share of Reimbursements and Impositions which come due during Tenant's Term, and Landlord agrees that any improvement assessments will be paid in the maximum number of permitted installments.

                  (B) All insurance premiums incurred by Landlord for policies of insurance maintained on or with respect to the Building, including but not limited to fire and extended coverage insurance, liability insurance, workmen's compensation, rent interruption insurance and any other insurance that Landlord deems necessary to be carried on or with respect to the Building. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use of the Demised Premises, then Tenant shall pay to Landlord as Additional Rent, upon demand, the full amount of any such increase.

                  (C) All customary and reasonable sums expended by Landlord for the maintenance and operation of the Common Areas, and an allowance to Landlord for Landlord's supervision of maintenance and operation of the Common Areas in an amount equal to 15% times the total Common Area Expenses of the Building (excluding Real Estate Taxes and insurance). Costs for maintenance and operation of the common areas shall include by way of example and not by way of limitation, the costs of the following: resurfacing, paving, repainting and restriping, roof repairs, exterminating, cleaning, sweeping, and other maintenance and repair services with respect to the Common Areas of the Building, or any part thereof;; policing and providing for security guards or security patrols; costs for local fire protection; purchasing and maintaining refuse receptacles and costs of trash removal; planting and relandscaping; snow removal; purchasing, constructing, maintaining or repairing car stops, directional signs and other markers; lighting and other utilities; reasonable depreciation allowance on improvements, machinery, and equipment used in connection with the Common Areas; such fees as may be paid to any third party in connection with such maintenance and operation or the management of the Building (such management fees are to be in lieu of the 5% Landlord's supervision fee set forth above); and such other costs as the Landlord, in its reasonable discretion, shall deem necessary for the maintenance and operation of the Common Areas. All Capital Expenditures made to the Building, i.e., expenditures which, in accordance with generally accepted accounting principles, are not fully chargeable to current expense in the year the expenditure is incurred, shall be excluded from Common Area Expenses except the cost of repaving described above, which repaving cost will be amortized over the useful life of the improvement.

      SECTION 5.02. Landlord may submit to Tenant a statement of anticipated monthly Reimbursements for the period between the Commencement Date and the end of the first Lease Year and for each subsequent Lease Year or fraction thereof. If so, Tenant shall pay such Reimbursements on a pro rata monthly basis concurrent with the payment of the Fixed Rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change thereof. Landlord shall furnish to Tenant a statement showing the total Reimbursements, Tenant's Share of total Reimbursements for the prior Lease Year, and the payments made by Tenant with respect to such Lease Year, within sixty (60) days after the end of each Lease Year. However, Landlord's failure to provide such statement of Reimbursements by the date provided hereinabove shall in no way excuse Tenant from its obligation to pay its pro rata share of Reimbursements or constitute a waiver of Landlord's right to bill and collect such pro rata share of Reimbursements from Tenant in accordance with this Article, provided that Landlord submits a final statement of total reimbursements for a particular calendar year within one year after the end of such calendar year. If Tenant's Share of Reimbursements for the Lease Year exceeds the payments made by Tenant, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of the statement. If Tenant's payments made during the Lease Year exceed Tenant's Share of Reimbursements, Landlord shall credit the sum of such excess toward the monthly Reimbursements next coming due or, if there are insufficient installment periods remaining in Tenant's term, pay same over to Tenant. The actual Reimbursements of the prior Lease Year may be used for the purpose of calculating the anticipated monthly Reimbursements for the then current Lease Year, subject to the right of Landlord to increase the monthly Reimbursements for anticipated increased costs. . Tenant shall have the right, on an annual basis and at Tenant's sole cost, to audit all Common Area costs charged by the Landlord.

      SECTION 5.03. Landlord shall keep full, complete and proper books, records and accounts of Common Area Expenses. No more than once per annum and upon reasonable written notice, Tenant and its agents and employees shall have the right at any time and at all times during regular business hours to examine and inspect all books and records of Landlord pertaining to Common Area Expenses for the purpose of investigating and verifying the accuracy of any statement of Common Area Expenses. Once in any calendar year, Tenant may cause an audit of Common Area Expenses to be made by an independent certified accountant of Tenant's selection and, if the Common Area Expenses for the accounting period covered by the statement which is the subject of the audit are found to be overstated by more than five percent (5%), Landlord shall immediately pay to Tenant the cost of such audit, not to exceed the lesser of the amount of the discrepancy or One Thousand Dollars ($1,000.00), plus the amount of any overpayment made by Tenant to Landlord, otherwise the cost of such audit shall be paid by Tenant. If the statement of Common Area Expenses which is the subject of the audit is otherwise found to be incorrect, the party found to be owing money shall promptly pay an offsetting sum to the other party.

                                   ARTICLE VI

                                    UTILITIES

      SECTION 6.01. Tenant shall pay promptly for all water, gas, heat, light, power, sewer charges, telephone installation utility hookup, connection and service charges, sprinkler standby charges, and for all other services and utilities supplied to the Demised Premises on and after the Commencement Date, together with any tax, excise or surcharge thereon. Within ten (10) days after the expiration or termination of the Term of this Lease, Tenant shall provide Landlord with satisfactory evidence that all such utility charges have been paid through the last day of the Term. Tenant agrees to immediately apply for all applicable utilities to be separately metered and billed to Tenant. If any such services are not separately metered to and paid by Tenant, or if any such services are furnished and paid for by Landlord, Tenant shall pay to Landlord as Additional Rent a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises and all services which are furnished and paid for by Landlord. If Landlord is required to construct new or additional utility installations, including, without limitation, wiring, plumbing, conduits, and mains, resulting from Tenant's changed or increased requirements, Tenant shall on demand pay to Landlord, in advance of installation, the total cost of such installation. Landlord reserves the right to interrupt the supply of water, gas, electric and also sewer service and any other similar utilities for the Demised Premises when required by reason of accident or of repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed. Landlord agrees to use its best efforts to limit such interruptions to non-business hours.

      SECTION 6.02. Landlord can discontinue, without notice to Tenant, any of the utilities or services furnished to the Demised Premises for which Tenant fails to pay and no such discontinuance shall be deemed an actual or constructive eviction.

      SECTION 6.03. Under no circumstances shall Landlord be liable to Tenant on account of the failure, discontinuance, interruption or quality of the utilities or services furnished to the Demised Premises, regardless of whether such utilities or services are furnished by Landlord or by third parties, nor shall any of the foregoing excuse any payment or performance by Tenant, unless caused by the gross negligence of Landlord, provided, however, if said utilities are discontinued, at no fault of the Tenant, for a consecutive period of 180 days or more, the Tenant shall have the right to terminate this Lease.

                                   ARTICLE VII

                                   MAINTENANCE

      SECTION 7.01. Tenant, at its sole expense, shall maintain, in good condition and repair, the Demised Premises and every part thereof (except those portions required to be maintained by Landlord as hereinafter provided) including by way of example and not by way of limitation, the maintenance, replacement and repair of all of Tenant's building, Tenant's personal property, Tenant's signs as permitted by the provisions of this Lease, storefronts, doors, window treatments, plate glass and show windows, door and window frames and moldings,, plumbing and pipes (including any damage to plumbing and pipes caused by the introduction of any foreign matter into the plumbing system by Tenant or Tenant's employees or customers), electrical wiring and conduits, and the roof, to the extent of any installations for vents, skylights or other installations made by Tenant. Tenant shall be liable for any damage to the building on the Demised Premises and other buildings in the Building, resulting from the acts or omissions of Tenant or its representatives, employees or customers. Tenant shall maintain its store windows in a clean and neat condition and shall keep the sidewalks adjoining the Demised Premises free from ice, snow and rubbish.

      SECTION 7.02. Should Tenant fail to maintain, replace or repair the Demised Premises pursuant to Section 7.01, Landlord shall give Tenant specific, written notice thereof, and Tenant shall have thirty (30) days thereafter to cure such failure, or such longer period as is reasonably necessary. If such failure is not cured within said thirty (30) days, Landlord, at its option, may perform the necessary maintenance, replacement or repair. Should Landlord opt not to perform the foregoing work, it shall not in any way be liable for any damages sustained by Tenant, or any of Tenant's employees, invitees, licensees etc. Landlord shall bill Tenant directly for all costs associated with the necessary maintenance, replacement or repair including, but not limited to any damage to third parties affected by Tenant's failure to perform said work, and said amount shall be deemed Additional Rent and due Landlord with the next monthly payment of fixed rent. Failure of Tenant to comply with this Section
7.01 (B) shall be deemed an Event of Default under this lease, but only if Tenant fails to cure such default prior to the expiration of the applicable grace period provided in Article XVIII.

      SECTION 7.03. Landlord shall maintain in good condition the following with the cost for same to be deemed Reimbursements and the Tenant shall be responsible for Tenant's Share of such costs in accordance with Article V: The roof and structural parts of the building and other improvements in which the Demised Premises are located, which structural parts include the foundations, bearing and exterior and exterior walls (excluding glass and doors and the frames and molding thereof), and the electrical, plumbing and sewage systems lying outside the Demised Premises. Notwithstanding the foregoing, any damage to the roof or structure caused by (i) any negligent act or omission by Tenant, its agents, employees or invitees, (ii) any work done on the roof of the Demised Premises by Tenant, its agents or employees, or (iii) vandalism or theft by Tenant, its agents, employees or invitees shall be paid for in full by Tenant.

      SECTION 7.04. If Landlord fails to perform any of its obligations under
Section 7.02, Tenant shall give Landlord specific, written notice thereof, and Landlord shall have thirty (30) days thereafter to cure such failure; provided, however, that if such cure cannot reasonably be completed within such thirty
(30) day period, then Landlord shall, subject to Excusable Delays, commence to cure same within thirty (30) days and diligently and in good faith continue to cure such failure to completion. The failure of Landlord to perform any such repairs shall not impose any liability on Landlord nor excuse any performance or payment by Tenant required by this Lease

                                  ARTICLE VIII

                               TENANT'S INSURANCE

      SECTION 8.01. Tenant, at its sole expense, shall maintain liability insurance with liability limits for injury to persons of not less than Two Million and 00/100 ($2,000,000.00) Dollars per person and Two Million and 00/100 ($2,000,000.00) Dollars per occurrence, and for injury to property of not less than One Million and 00/100 ($1,000,000.00) Dollars per occurrence, insuring against all liability arising out of the use or occupancy of the Demised Premises. All such insurance shall insure performance by Tenant of the indemnity provisions of Article XV and shall name Landlord, Tenant and such other persons with an interest in the Building as Landlord shall designate as the insureds.

      SECTION 8.02. Tenant covenants and represents, said representation being specifically designed to induce Landlord to execute this Lease, that Tenant's personal property and fixtures and any other items which Tenant may bring to the Premises which may be subject to any claim for damages or destruction due to Landlord's negligence shall be fully insured by a policy of insurance covering all risks with no deductible which policy shall specifically provide for a waiver of subrogation for Landlord and all Building tenants without regard as to whether or not same shall cost an additional premium and notwithstanding anything to the contrary contained in this Lease. Should Tenant fail to maintain said all risk insurance with the required waiver of subrogation, or fail to maintain the liability insurance, naming Landlord as an additional named insured, then Tenant shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein, and such breach shall constitute an Event of Default, unless Tenant cures such breach within the applicable grace period provided in Article XVIII.

      SECTION 8.03. Tenant shall insure the improvements on the property in an amount equal to the full replacement value of the improvements. Such replacement value shall be determined from time to time but not more frequently than once in any one sixty (60) consecutive calendar months at the request of Landlord by an appraiser, architect or contractor who shall be mutually and reasonably acceptable to Landlord and Tenant.

                  A. Insurance proceeds shall be held in an interest bearing account maintained by the attorneys for Landlord and Tenant or if Tenant's Mortgagee so requires, then such insurance proceeds shall be held by Tenant's Mortgagee, The proceeds shall first be used to pay Tenant's mortgage, if Tenant's Mortgagee so elects, and the balance shall be used to construct or reconstruct buildings or improvements having value substantially equivalent to or greater than the value of the building(s) or improvement(s) damaged or destroyed. Tenant shall be responsible to provide any additional funds above available insurance proceeds to complete the reconstruction. Progress payments for reconstruction shall be paid to Tenant upon the written request of Tenant which shall be accompanied by reasonable evidence signed by Tenant, or the executive officer of Tenant, or by the architect or engineer in charge of such construction, dated not more than thirty (30) days prior to such request, setting forth the following:

                  B. That the sum then requested either has been paid by Tenant, or is justly due to contractors, subcontractors, material men, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified, and giving a brief description of such services and materials and the several amounts so paid or due to each of said persons in respect thereof, and stating that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the payment of such monies or has been made out of the proceeds of such monies received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

                  C. That except for the amount, if any, stated pursuant to the foregoing sub clause A in such certificate to be due for services and materials, there is no outstanding indebtedness shown on Tenant's books or known to the person signing such certificate, after due inquiry, for which payment was made under any prior requisition for labor, wages, materials, supplies or services in connection with such construction work, which if unpaid, might become the basis of a vendor's, mechanics, laborer's or material men's statutory or similar lien upon such construction or upon the Demised Premises or any part thereof.

                  D. An official search of the public records or a search of a title insurance company doing business in the State of New Jersey showing that there has not been filed with respect to the Demised Premises, or any part thereof, any vendor's mechanic's, laborer's, material men's or like lien, which has not been discharged or record, except such as will be discharged by payment of the amount then requested.

                  E. If the net money as aforesaid at the time held by the attorneys for Landlord and Tenant, or Tenant's mortgagee, as the case may be, shall be insufficient to pay the entire cost of such construction, Tenant shall pay the deficiency. If, on the other hand, there are any surplus funds held by such attorneys or mortgagee, as the case may be, after payment of all costs of restoration, such funds shall be paid over to Tenant.

      SECTION 8.04. All insurance required under this Lease shall be issued by insurance companies of recognized responsibility which are authorized to do business in the State, having a Best Rating of B+ or better. Tenant, prior to entering on the Demised Premises, shall deliver to Landlord each policy or a certificate evidencing such policy, together with evidence of payment of premiums for all policies of insurance required to be maintained by Tenant pursuant to the terms of this Lease. Within thirty (30) days prior to the anniversary date of each policy of insurance required to be maintained by Tenant pursuant to the terms of this Lease, Tenant shall deliver to Landlord evidence of renewal of such policies, together with evidence of payment of premiums for all such policies. Each policy shall be issued as a primary policy not contributing with and not in excess of coverage of any insurance which Landlord may carry, and shall contain an endorsement requiring thirty (30) days' written notice from the insurance company to Landlord before cancellation or change in the coverage, scope or amount of any policy.

                                   ARTICLE IX

              LIMITATIONS ON USE; RULES AND REGULATIONS; TRADE NAME

      SECTION 9.01. Tenant shall use the Demised Premises for the Permitted Use only and shall not use or permit the Demised Premises to be used for any other purpose without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Tenant acknowledges that Landlord may covenant with other tenants of the Building to restrict specific uses elsewhere in the Building, and Tenant agrees, upon written notice from Landlord, to thereafter immediately refrain from any use of the Demised Premises which is violative of such covenant(s). Any breach of this Article shall constitute an Event of Default, but only if Tenant fails to cure such breach within the applicable grace period provided in Article XVIII. This Section shall not prohibit Tenant from operating a financial institution or other lawful use permitted under this Lease.

      SECTION 9.02. Tenant shall not use or permit the Demised Premises to be used in any manner that will constitute waste, nuisance, unlawful, immoral or objectionable activity, or unreasonable annoyance (including, without limitation the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Demised Premises) to other tenants in the Building or which will cause an increase in rates or a cancellation of any insurance policy covering the Building. Tenant shall not use the Demised Premises for the preparation, manufacture or mixing of anything that might emit any objectionable odor or objectionable noises or lights into the Building. No secondhand store, auction, distress or fire sale, or bankruptcy or going-out-of-business sale may be conducted on the Demised Premises without Landlord's written consent. Tenant shall not sell or display merchandise outside the confines of the Demised Premises or within the Common Areas. Tenant shall not do anything on the Demised Premises that will in any manner injure, vibrate, or shake the Demised Premises or overload the electrical system.

      SECTION 9.03. Tenant shall open the Demised Premises for the Permitted Use for at least one day. If the Demised Premises are destroyed or partially condemned, and this Lease remains in full force and effect, Tenant shall continue operation of its business at the Demised Premises to the extent reasonably practical from the standpoint of good business judgment during any period of reconstruction. While open, Tenant shall maintain adequate personnel for the efficient serving of its customers. Tenant agrees that Landlord shall have the right to prohibit the continued use by Tenant of any method of business operation, advertising or interior display if, in Landlord's reasonable opinion, the continued use thereof would impair the reputation of the Building or is otherwise out of harmony with the general character thereof, and upon notice from Landlord, Tenant shall immediately refrain from or discontinue such activities. Tenant shall employ its best efforts to operate the business conducted on the Demised Premises in a manner consistent with a first class building.

      SECTION 9.04. Tenant shall comply with the rules and regulations hereinafter set forth in Exhibit E attached hereto and made a part hereof. Landlord shall have the right from time to time to establish reasonable amendments and additional rules in relation thereto. On delivery of a copy of such rules and regulations to Tenant, Tenant shall comply with the rules and regulations and any subsequent amendments thereto. Landlord shall make reasonable efforts to enforce the rules and regulations uniformly against all tenants in the Building, provided, however, that Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenant or occupant of the Building or for any failure on the part of Landlord to enforce the same.

      SECTION 9.05. Tenant shall operate the Demised Premises under the Permitted Trade Name and no other, so long as same shall not be held to be in violation of any applicable law; provided, however, that the Permitted Trade Name may be changed if Tenant changes its name, merges with another company or assigns or sublets the Demand Premises with Landlord's consent, pursuant to
Article XIV.

                                    ARTICLE X

                         COMPLIANCE WITH APPLICABLE LAW

      SECTION 10.01. Tenant shall not use the Demised Premises, or permit anything to be done in or about the Demised Premises, which will in any way conflict with any applicable law. Tenant shall, at its sole expense, promptly comply with all applicable laws, including environmental laws, relating to or affecting the condition, use or occupancy of the Demised Premises. Failure to comply with any laws shall constitute an Event of Default, as hereinafter defined, but only if Tenant fails to cure such failure whether the applicable grace period provided in Article XVIII.

                                   ARTICLE XI

                         PREPARATION OF DEMISED PREMISES

      SECTION 11.01. Landlord, at its expense, shall perform the work set forth on Exhibit B (hereinafter referred to as "Landlord's Work"). All other work done by Landlord at Tenant's request shall be at Tenant's expense and shall be paid for within five (5) days after the presentation to Tenant of a bill for such work. Acceptance of possession by Tenant shall be conclusive evidence that Landlord's Work has been fully performed in the manner required. Any items of Landlord's Work which are not completed as of Commencement Date shall be identified by Tenant on a punchlist to be submitted to Landlord at the Commencement Date and Landlord shall thereafter complete the same. Any items of Landlord's Work which are not timely identified on such punchlist shall be deemed completed.

      SECTION 11.02. The Landlord will make every effort to complete Landlord's Work on or before the anticipated Commencement Date of the Term, provided that if there shall be a delay in such completion beyond such date, the Term of this Lease shall be extended by an equal period of time so that this Lease shall continue for the Term of Ten (10) years after completion of Landlord's Work. The Landlord and the Tenant shall execute a written instrument to confirm any modification in the dates of the Term by reason of delay in completing Landlord's Work.

      SECTION 11.03. The Landlord's Work shall be deemed completed and the Term of this Lease and Tenant's obligations hereunder shall commence on the date when the Landlord shall deliver to the Tenant a letter stating that Landlord's Work is substantially completed, subject only to normal punchlist items.

      SECTION 11.04. The Landlord will perform the Landlord's Work in a good and workmanlike manner. Landlord may substitute material called for in Exhibit B, provided same is of equal or greater quality.

                                   ARTICLE XII

                                  TENANT'S WORK

      SECTION 12.01. Subject to Landlord's obligations under Article XI, Tenant agrees to accept the Demised Premises in an "AS IS" condition as of the Commencement Date without any representations or warranties on the part of Landlord. Except as otherwise specifically provided in this Lease, Landlord has not made any representations or warranties of any kind to Tenant. No representations or warranties of any kind made by anyone, including without limitation, any real estate broker or agent, shall be binding upon Landlord unless expressly set forth in this Lease. Tenant shall be financially responsible for the following construction activities. Architects and Tenant shall have rights to any and all warranties provided by sub-contractors and or general contractors.

            A.    Architecture Fees for interior work.

            B. Interior Fit-Out including but not limited to paint, carpet/flooring, furniture, fixtures, equipment, Drive-Thru lanes equipment, upgrades to electrical system, vault system, partitions, and doorways.

Tenant may, at any time and from time to time, alter, expand, demolish, restore, modify or change any such improvements in whole or in part provided that Tenant shall first obtain Landlord's written approval, which approval shall not unreasonably be withheld. Tenant's improvements on the Premises must have a value substantially equivalent to or greater than the improvements which were originally approved by Landlord. All work done which is required to be performed to permit Tenant's occupancy and use of the Demised Premises for the Permitted Use shall be performed by Tenant, at its sole expense, and Landlord shall not be required to perform or to bear any of the expenses for such work. All of such work shall be performed in a diligent manner.

      SECTION 12.02. Any Tenant's Work made shall remain on and be surrendered with the Demised Premises on expiration or termination of the Term.

      SECTION 12.03. Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the estate of Landlord in the Building, or any part thereof. All Tenant's Work, repairs, materials and labor shall be done at Tenant's sole expense, and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen and such contractors, laborers and materialmen are hereby charged with notice that they must look solely and wholly to Tenant for the payment of any bills for work done and materials furnished. Landlord reserves the right, before approving any Tenant's Work, to require Tenant to furnish it a good and sufficient bond to secure Tenant's liability for payment, for Tenant's Work.

      SECTION 12.04. Tenant shall procure and maintain an adequate workmen's compensation insurance policy and such additional insurance policies as Landlord shall reasonably request to insure against losses, damages or claims arising out of or from Tenant's Work. Prior to the commencement of such Tenant's Work, Tenant shall deliver to Landlord each policy, or a certificate evidencing such policy, together with evidence of payment of premiums for all policies of insurance required to be maintained by Tenant pursuant to this Section 12.06.

      SECTION 12.05. A. On and after the date of this Lease, Tenant may make, from time to time, applications for Permits desired by Tenant; provided, however, (i) that Landlord shall incur no costs or expenses in connection therewith; and (ii) Tenant shall indemnify and save Landlord harmless from any and all expenses, charges, claims or liability with respect thereof. As used herein, Permits shall mean all permits and approvals (including, without limitation, zoning, use, building, site plan and curb cut permits and approvals; permits and approvals required by virtue of any of the federal or state environmental laws as now enacted or hereafter amended or any similar statute, regulation or requirement whether federal, state or local; and such other permits and approvals which may be required to be issued by any local, state or federal governmental body having jurisdiction over the Premises), licenses subdivision and other approvals, certificates, exceptions, authorizations, zoning changes, zoning variances and special exceptions, as may be required or desired by Tenant to permit the lawful construction, installation, maintenance and operation on the Demised Premises of such improvements as Tenant shall from time to time desire. Tenant shall have no obligation to appeal the denial of any Permits but may do so. The granting of any Permit shall not preclude Tenant from reapplying for a similar Permit based upon different plans for the Demised Premises.

                  B. Landlord shall fully cooperate with Tenant in connection with all applications for Permits, including when required, the actual signing or submission of any application or consent thereto.

      SECTION 12.06 Such improvements as may from time to time exist or be constructed on the Demised Premises by Tenant shall be owned by Tenant until the Termination Date or the sooner termination of this Lease. Upon such Termination Date or sooner termination, Tenant shall automatically transfer ownership of such improvements to Landlord without further documentation. If requested by Landlord, Tenant shall execute to Landlord by bargain and sale deed without payment of any consideration there for.

                                  ARTICLE XIII

                      LANDLORD'S ENTRY ON DEMISED PREMISES

      SECTION 13.01. Landlord and its authorized representatives shall have the right to enter the Demised Premises at all reasonable times, upon reasonable notice, except in the case of an emergency, for any purpose whatsoever, including, without limitation, to post "for rent" or "for lease" signs during the last six (6) months of the Term.

      SECTION 13.02. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlord's entry on the Demised Premises as allowed in this Article XIII. Tenant shall not be entitled to any abatement or reduction of rent if Landlord exercises any rights reserved in this Article, and no such exercise of Landlord's rights hereunder shall be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises. Landlord shall use its best efforts to conduct its activities on the Demised Premises as allowed in this
Section in a manner that will not cause unreasonable inconvenience, annoyance, or disturbance to Tenant. Landlord reserves the right to run pipes, lines, feeders or other systems throughout the land area of the Demised Premises, subject to the provisions of this Section 13.02.

                                   ARTICLE XIV

                            ASSIGNMENT AND SUBLETTING

      SECTION 14.01. Tenant shall not assign or encumber its interest in this Lease or in the Demised Premises, or sublease all or any part of the Demised Premises, or sublease all or any part of the Demised Premises, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the Demised Premises without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any assignment, encumbrance, or sublease without Landlord's prior written consent shall be void and shall constitute an Event of Default under this Lease. No consent to any assignment, encumbrance, or sublease on any one occasion shall constitute a consent to any subsequent assignment, encumbrance or sublease, it being agreed that Tenant must first obtain Landlord's prior written consent on each occasion. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, or any partner or partners owning fifty (50%) percent or more of the partnership, or the dissolution of the partnership, shall be deemed an assignment and shall require Landlord's prior written consent. The sale of all or substantially all of the assets or capital stock of the Tenant, by way of merger or acquisition, shall not constitute an assignment requiring the consent of the Landlord..

      SECTION 14.02. With respect to any proposed sublease or assignment, Tenant shall submit to Landlord all documents, information and agreements concerning the same, and prior to the effective date of any such sublease or assignment, Landlord shall have the option, exercisable in writing to Tenant, to recapture the within Lease so that such prospective sublessee or assignee shall then become the sole tenant of Landlord hereunder, or alternatively to recapture said space, and the within Tenant shall be fully released from any and all obligations hereunder. Landlord may condition its consent to any assignment or subletting upon any matters or things required by Landlord as it shall determine in its reasonable discretion, including without limitation, Landlord's receipt of a satisfactory attornment from the sublessee. Landlord may further condition its consent to any subletting upon Landlord's receipt of a covenant by Tenant to pay to Landlord, in addition to the Rent reserved hereunder, fifty percent (50%) of any and all sums which Tenant may receive from such sublessee under the sublease, directly or indirectly, which are in excess of the Rent after deduction of the reasonable costs to Tenant of the subletting. The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord within ten (10) days of its execution. The Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

      SECTION 14.03. Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, any sublease which may be approved by Landlord and all rights and remedies of Tenant under any such sublease. Landlord shall not have any obligations under any such sublease. Tenant agrees to execute and deliver to Landlord any and all documents requested by Landlord to evidence such assignment. Landlord, as assignee and as attorney-in-fact for Tenant, or as a receiver for Tenant appointed on Landlord's application, may collect the rent under any sublease and apply it toward Tenant's obligations under this Lease.

      SECTION 14.04. In any event, the acceptance by the Landlord of any rent from the assignee or from any of the subtenants or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein or the Guarantor, if any, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

      SECTION 14.05. Landlord shall have no right of approval or recapture with respect to an assignment resulting from a merger of Tenant or from the sale of 50% or more of the stock or assets of Tenant or from the assignment of this Lease to another financial institution as long as said financial institution has an equal or greater net worth as the Tenant.

                                   ARTICLE XV

                           INDEMNIFICATION OF LANDLORD

      SECTION 15.01. In addition to any and all other obligations of Tenant to indemnify and save Landlord harmless as set forth in this Lease, Tenant will indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, any and all architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurring during the Term of this Lease:

                  (A) Any work or thing done in, on or about the Demised
            Premises, or any part thereof, by or at the direction of Tenant; or

                  (B) Any negligence on the part of Tenant, or any of its
            agents, contractors, servants, employees, licensees or invitees; or

                  (C) Any injuries to persons or property occurring on or about the Demised Premises, except if caused by the gross negligence of the Landlord, its employees, agents or invitees; or

                  (D) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

      SECTION 15.02. In addition to any and all other obligations of Landlord to indemnify and save Tenant harmless as set forth in this Lease, Landlord will indemnify and save harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, any and all architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against Tenant by reason of any of the following occurring during the Term of this Lease:

                  (A) Any work or thing done in, on or about the Common Areas, or any part thereof, by or at the direction of Landlord; or

                  (B) Any negligence on the part of Landlord, or any of its
            agents, contractors, servants, employees, licensees or invitees; or

                  (C) Any injuries to persons or property occurring on or about the Common Areas; or (D) Any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

      SECTION 15.03. The provisions of this Article XV, and of any and all other provisions in this Lease requiring Tenant to indemnify and save Landlord harmless, shall survive the termination of this Lease. Tenant further covenants and agrees to pay, and to indemnify Landlord against all reasonable costs, expenses and charges, including, but not limited to, attorneys' fees, incurred in obtaining possession of the Demised Premises after default by Tenant or upon the expiration or earlier rightful termination of the Term or in successfully enforcing any covenant of Tenant herein contained.

                                   ARTICLE XVI

                                FIRE AND CASUALTY

      SECTION 16.01. If the Demised Premises are damaged by fire or other insurable casualty, then subject to provisions of Section 16.02, this Lease shall remain in full force and effect, there shall be no rent abatement and, subject to the adequacy and availability of insurance proceeds, Tenant shall promptly repair such damage at its expense (subject to Excusable Delay).

      SECTION 16.02. If, in the reasonable opinion of Landlord, the Demised Premises are damaged by fire or other casualty within the last two (2) years of the term, to such an extent that the damage cannot be repaired or restored within one hundred twenty (120) days from the date of such occurrence, then Landlord or Tenant shall have the option to terminate this Lease by written notice given within thirty (30) days after such occurrence; provided, however, that Tenant may, within thirty (30) days, negate a termination by Landlord hereunder by exercising a right to renew the Lease. If the above option is not or may not be exercised by Landlord, then this Lease shall continue in full force and effect. If the Lease is terminated as provided for in this Section, Tenant shall remain liable for the Rent and Additional Rent which is due until the end of the Term. Additionally, Tenant shall be responsible for the clearing of any remaining structure or debris on the Demised Premises.

      SECTION 16.03. If the Demised Premises or any portion of the Building are damaged by fire or other casualty due to any act or failure to act on the part of Tenant, its agents, servants or employees, then, subject to the provisions of
Article XXX, Landlord shall have and retain any and all rights which it may then have in law or equity against Tenant on account of such damage.

      SECTION 16.04. If the Demised Premises or any portion of the Building are damaged by fire or other casualty due to any act or failure to act on the part of Tenant, its agents, servants or employees, then, in addition to the option to terminate this Lease, Landlord shall have and retain any and all rights which it may then have in law or equity against Tenant on account of such damage.

      SECTION 16.05. Within sixty (60) days following the completion of the Landlord's Work, Tenant shall complete its work on the Demised Premises.

                                  ARTICLE XVII

                                  CONDEMNATION

            SECTION 17.01. In the event that the Demised Premises or any part thereof shall be taken in condemnation proceedings or by exercise of any right of eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right, Landlord, Tenant and any person or entity having an interest in the award or awards shall have the right to participate in any such condemnation proceedings or agreement for the purpose of protecting their interests hereunder. Each party so participating shall pay their own expenses with regard thereto.

            SECTION 17.02. Subject to Section 17.03, if at any time during the term of this Lease there shall be a taking of unimproved land, then and in that event, Landlord herein shall be entitled to the full award for the land and any and all damages by virtue of such taking, and this Lease shall continue in full force and effect but the rent shall be reduced subsequent to the taking as provided in Section 17.05. All provisions hereof shall continue in full force and effect and the Demised Premises shall consist of that portion of the Demised Premises remaining subsequent to such taking.

            SECTION 17.03. If at any time during the term of this Lease there shall be a taking of the whole or substantially of all of the Demised Premises, this Lease shall terminate and expire on the date of such taking and the Basic Rent and Additional Rent shall be apportioned and paid as of the date of such taking. For the purposes of this Article, substantially all of the Demised Premises shall be deemed to be (a) a taking which reduces access to the Demised Premises, or parking spaces adjacent to the Demand Premises, to the extent that the business operations on the Demised Premises are materially adversely affected, (b) a taking of all of the structures constructed upon the Demised Premises, or (c) a taking of such portion of the Demised Premises which has a materially adverse effect on the business operations then being conducted upon the Demised Premises.

            SECTION 17.04. If this Lease shall have been terminated as a result of such taking the award or awards paid pursuant to such condemnation proceedings or agreement shall be distributed as follows:

                  A. All awards for unimproved land shall be paid to Landlord.

                  B. All awards for buildings, improved lands (e.g., parking lots, buffer areas, roadways and landscaped areas) and other improvements upon the Demised Premises shall (a) first be paid to any leasehold mortgagee of the Demised Premises, and (b) the balance distributed as shall be determined in the condemnation proceedings or if not determined in the condemnation proceedings, then in accordance with the procedure set forth in Section 17.07 below.

            SECTION 17.05. Notwithstanding any other provision herein set forth, in the event of taking of less than all of the Demised Premises, Landlord shall have the right to elect to continue this Lease with regard to the remaining portions of the Demised Premises subject to all of the terms and conditions hereof, it being understood that the distribution of proceeds of any condemnation award shall be made as hereinabove set forth; provided however;

                  A. That the Basic Rent payments hereunder shall be reduced subsequent to the taking and thereafter Tenant shall be required to pay that proportion of the Basic Rent as the area of the remaining land bears to the area of the entire Demised Premises prior to the taking.

                  B. Tenant shall, after such taking, at its expense, either restore the remaining building or buildings to a complete architectural unit or construct new buildings or improvements having a value substantially equivalent to or greater than the buildings and improvements (or portions thereof) remaining after such taking, provided the condemnation proceeds payable to Tenant are sufficient to do so.

            SECTION 17.06. In the event of a taking of an easement or any other taking which shall be of an interest or estate in the land less than a fee simple, which taking shall not materially adversely affect the business operations then being conducted on the Demised Premises, such taking shall be deemed a taking insufficient to terminate this Lease and the award therefore shall be paid fully to Landlord for the taking of unimproved land and for other portions of the Premises shall be distributed as hereinabove set forth.

            SECTION 17.07. In the event of any dispute between Landlord or Tenant with regard to any issue or fact (other than one determined by condemnation proceeding or condemnation commissioner arising out of a taking set forth herein and other than one to he determined in accordance with clause B of this Section), such dispute shall be resolved by arbitration in the manner hereinafter prescribed.

                  A. If Landlord and Tenant are unable to agree upon the distribution to Landlord and Tenant of their respective shares (the "Shares") of a condemnation award, then same shall be determined in the following manner: Within ten (10) days after the vesting of title pursuant to any such taking, Landlord and Tenant shall each appoint on its behalf a disinterested third person ("Appraiser") who shall be an appraiser who is a member of the American Institute of Real Estate Appraisers and who shall have at least ten (10) years' experience dealing with Middlesex County, New Jersey commercial real estate, and each party shall give written notice of such appointment to the other party. The two Appraisers thus appointed shall, within fifteen (15) days after appointment of the second appraiser, determine the amount of such award representing the Landlord's Share and the Tenant's Share in accordance with the above provisions. If the difference in the determinations by such two Appraisers as to the amount of such award representing the Shares does not exceed ten percent (10%:) of the lower of such determinations, then such Shares shall be the average of the determinations by such two Appraisers. If, however, the difference in the determinations by such two Appraisers as to the amount of such award representing the Shares exceeds ten (10%) percent of the lower of such determinations, then such two Appraisers shall appoint a third Appraiser, and said three Appraisers shall, as promptly as possible, determine the amount of the award representing the Shares. The decision of a majority of the three (3) Appraisers shall be conclusive and binding on Landlord and Tenant and judgment upon the decision may be entered in any court having jurisdiction. If a party who shall have the rights pursuant to the foregoing to appoint an Appraiser fails or neglects to do so, then the other party (or if the two Appraisers appointed by Landlord and Tenant shall fail to appoint a third Appraiser if required to do so under the provisions of this paragraph B, then either Landlord or Tenant) may apply to the Assignment Judge of New Jersey Superior Court, Middlesex County, New Jersey, or such other judicial authority to appoint such Appraiser. The expenses of the determination shall be shared equally by Landlord and Tenant, but each party shall be responsible for the fees of its own attorney and Appraiser. Landlord and Tenant agree to sign all documents and to do all other things reasonably necessary to submit any dispute regarding the Shares to a determination in accordance with this paragraph B and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement to determine the value of the Shares in accordance with this paragraph B and to abide by the decision rendered hereunder. The appraisers shall be bound by the provisions of this article.

      SECTION 17.08. If the Term of this Lease shall not be terminated as aforesaid, then the Term of this Lease shall continue in full force and effect, and subject to the adequacy and availability of condemnation proceeds, Tenant shall within a reasonable time after possession is physically taken (subject to Excusable Delays) repair or rebuild what may remain of the Demised Premises for the occupancy of Tenant; and a just proportion of the Fixed Rent shall be abated, according to the nature and extent of the injury to the Demised Premises, until what may remain of the Demised Premises shall be repaired and rebuilt as aforesaid; and thereafter a just proportion of the Fixed Rent shall be abated, according to the nature and extent of the Demised Premises acquired or condemned, for the balance of the Term of the Lease.

      SECTION 17.09. Any damages payable for trade fixtures installed by Tenant at its own cost and expense and which are not part of the realty and for relocation expenses shall belong entirely to Tenant and Landlord shall make no claim thereto.

      SECTION 17.10. In the event fifty (50%) percent or more of the Building is taken by condemnation, Tenant, upon thirty (30) days written notice, shall have the right to terminate this Lease.

                                  ARTICLE XVIII

                                EVENTS OF DEFAULT

      SECTION 18.01. Failure to pay Rent or any other payment required to be made by Tenant under the terms of this Lease, when due, and the continuation of such failure for a period of five (5) days after the payment shall be due;

      SECTION 18.02. Abandonment and vacating of the Demised Premises (failure to occupy and operate the Demised Premises for fifteen [15] consecutive days or more shall be deemed an abandonment and vacating);

      SECTION 18.03. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than the failure to pay Rent or make other payments as set forth in Section 18.01), where such failure shall continue for a period of thirty (30) days after written notice to Tenant;

      SECTION 18.04. The making by Tenant of any general assignment or arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty [60] days; or unless Landlord has received adequate assurances of future performance as then required under the federal bankruptcy law in connection with building leases); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Demised Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Demised Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days;

      SECTION 18.05. The default by Tenant or any affiliate of Tenant with respect to any other lease or agreement between it and Landlord or any affiliate of Landlord;

      SECTION 18.06. This Lease or any interest therein by operation of law devolves upon or passes to any person or persons other than Tenant, except upon the sale of all or substantially all of the assets or capital stock of the Tenant by way of merger or acquisition;

      SECTION 18.07. The assignment or subletting of all or any portion of this Lease or the Demised Premises in violation of Article XIV;

         SECTION 18.08. The failure of Tenant to move into and take possession of the Demised Premises and open for business within thirty (30) days after the Commencement Date; or

      SECTION 18.09. Any representation or warranty made by Tenant in connection with this Lease shall prove to have been false in any material respect.

                                   ARTICLE XIX

                               LANDLORD'S REMEDIES

      SECTION 19.01. If an Event of Default shall occur, Landlord may exercise one or more of the following remedies, all of which shall be cumulative and in addition to any remedies available under applicable law:

                  (A) Without any further notice or demand,
            terminate this Lease, and Tenant will forthwith quit and surrender the Demised Premises, but Tenant shall remain liable as hereinafter provided;

                  (B) Re-enter and resume possession of the Demised
            Premises and remove all persons and property by summary dispossess proceedings, by appropriate proceedings, without being liable for any damages therefor, and no re-entry shall be deemed an acceptance of a surrender of this Lease;

                  (C) Proceed to collect any Rent from Tenant then
            due by one or more proceedings;

                  (D) Exercise any remedy available at law or in
            equity to enforce the provisions of this Lease, to recover any damages for a breach of this Lease or to prevent any breach or threatened breach of this Lease; and/or

                  (E) Recover from Tenant on demand an amount equal
            to all expenses, including reasonable attorney's fees incurred by Landlord as a result of an Event of Default or the exercise of its rights and remedies, all reasonable costs and charges for the care of the Demised Premises while vacant, and all charges and expenses incurred by Landlord in connection with the reletting of the Demised Premises, including broker's commissions, advertising expenses, and the costs of repairing, renovating or remodeling the Demised Premises.

      SECTION 19.02. If this Lease shall be terminated, as provided in this
Article XIX:

                  (A) Landlord may relet the whole or any part of
            the Demised Premises for a period equal to, or greater or less than the remainder of the then Term of this Lease, at such rental and upon such terms and concessions as Landlord shall deem reasonable, to any person which it may deem suitable and satisfactory and for any use and purpose which it may deem appropriate. In no event shall Landlord be liable in any respect for failure to collect the rent thereunder. Any sums or other consideration received by Landlord on a reletting in excess of the rent reserved in this Lease shall belong to Landlord.

                  (B) If this Lease shall be terminated and whether
            or not the Demised Premises shall be relet, Landlord shall be entitled to recover from Tenant an amount equal to all Rent and other charges required to be paid by Tenant under this Lease, less the net rent, if any, collected by Landlord on reletting the Demised Premises. Such amount shall be due and payable by Tenant to Landlord on the several days on which such Rent and other charges would have become due and payable had this Lease not been terminated, and Tenant shall pay to Landlord the amount of any deficiency then existing. The net rent collected by Landlord on reletting shall be computed by deducting from the gross rents collected the expenses, costs and charges referred to in Subsection 19.01(E). Without any previous notice or demand, separate actions may be instituted by Landlord against Tenant from time to time to recover any damages which at the commencement of any such action shall have become due and payable to Landlord under any provisions hereof without waiting until the end of the original Term of this Lease, and neither the institution of suit or suits, nor the entering of judgment therein shall bar Landlord from bringing a subsequent suit for damages of any kind. It is expressly agreed that the forbearance on the part of Landlord in the institution of any suit or entry of judgment for any part of the Rent shall in no way serve as a defense against nor prejudice a subsequent action for such Rent. Tenant hereby expressly waives Tenant's right to claim a merger of such subsequent action in any previous suit or in the judgment entered therein. Furthermore, it is expressly agreed that claims for Rent may be regarded by Landlord, if it so elects, as separate claims capable of being assigned.

                  (C) Landlord, at its election, which shall be
            exercised by the service of a written notice on Tenant, may collect from Tenant and Tenant shall pay in lieu of the sums becoming due after the service of such notice under the provisions of this Subsection 19.02(C) an amount equal to the difference between the Rent required to be paid by Tenant under this Lease (form the date of the service of such notice to and including the date of the expiration of the Term of this Lease which had been in force immediately prior to any termination effected under this Section) and the then fair and reasonable rental value of the Demised Premises for the same period, discounted to present value at the rate of six (6%) percent per year. In determining the rental value of the Demised Premises, the rental realized by any reletting shall be deemed prima facie evidence thereof.

      SECTION 19.03. Tenant hereby expressly waives any rights of redemption granted by any laws in the event of any eviction or dispossession, any notices which may be required prior to the commencement of any proceeding for possession of the Demised Premises.

      SECTION 19.04. The Landlord and the Tenant waive trial by jury in any action, proceeding or counterclaim brought by either the Landlord or the Tenant against the other on any matters whatsoever arising out of or in any way connected with this Lease, the Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage.

      SECTION 19.05. If Tenant shall fail to pay or perform any of its obligations when due, then Landlord, in addition to any of its rights and remedies under this Lease and without waiving its rights or remedies with regard thereto, may cure such failure on the part of Tenant. Any sums expended by Landlord to effect any such cure shall be payable by Tenant to Landlord within 30 days after demand, as Additional Rent.

                                   ARTICLE XX

                          SURRENDER OF DEMISED PREMISES

      SECTION 20.01. On expiration or termination of the Term, Tenant shall surrender to Landlord the Demised Premises, in broom clean condition, and all Tenant's improvements and alterations in good, clean, orderly and undamaged condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant, destruction of the Demised Premises covered by
Article XVI and alterations that Tenant has the right to remove or is obligated to remove under the provisions of Article XII). Tenant shall remove all its personal property and shall deliver to Landlord all keys to the Demised Premises within the above stated time. Tenant shall immediately perform all restoration made necessary by the removal of any alterations or Tenant's personal property. Tenant shall be liable to Landlord for any cost incurred by Landlord to repair any damage to the Demised Premises caused by Tenant.

      SECTION 20.02. Landlord can elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the Demised Premises on expiration or termination of the Term as allowed or required by this Lease by giving at least ten (10) days' notice to Tenant. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of on expiration of the ten (10) day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations or Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing, and disposing of any alterations or Tenant's personal property.

      SECTION 20.03. If Tenant fails to surrender the Demised Premises to Landlord on expiration or termination of the Term, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Demised Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the Demised Premises.

                                   ARTICLE XXI

                                  HOLDING OVER

      SECTION 21.01. If Tenant, with Landlord's express written consent, remains in possession of the Demised Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to tenant terminating this lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days' notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay all Rent required by N.J.S.A. 2A:42-5.

      SECTION 21.02. If Tenant, without Landlord's express written consent, remains in possession of the Demised Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, Tenant shall pay to Landlord Rent as required by N.J.S.A. 2A:42-6 for the time Tenant retains possession of the Demised Premises or any part thereof after termination of the Term by lapse or otherwise.

                                  ARTICLE XXII

                             INTENTIONALLY OMMITTED

                                  ARTICLE XXIII

                                  COMMON AREAS

      SECTION 23.01. During the Term of this Lease and any extension thereof, Tenant and its authorized representatives and invitees shall have the nonexclusive right to use the Common Areas, with others who are entitled to use the Common Areas, subject to Landlord's rights as hereinafter provided. Notwithstanding the aforesaid, Tenant shall not create any disturbance in the Common Areas nor shall Tenant create any noise from loudspeakers or otherwise, or permit any noise to be emanated from the Demised Premises nor shall Tenant distribute any leaflets, advertisements or other materials in the Common Areas.

      SECTION 23.02. Landlord shall have the right to designate specific parking spaces and loading facilities for use by Tenant and its employees. Where there is a rear entrance, all loading and unloading of goods shall be made at the rear entrance. Upon Landlord's demand, Tenant shall submit to Landlord a list of the license plate numbers for all motor vehicles owned or operated by Tenant and its employees. Notwithstanding the above, any armored cars that load or unload at this site may do so at any entrance to the Demised Premises.

      SECTION 23.03. Tenant, at its sole cost and expense, shall maintain, repair, replace and keep in good condition the Common Areas including but not limited to parking lot, sidewalk, curbs, signs, lights, landscaping and snow plowing. Landlord shall have, at any time, the right to establish reasonable rules and regulations as to the Common Areas, close any of the Common Areas, either permanently or temporarily, make changes to the Common Areas in any regard and for any purpose and to hire any person or business to manage and operate the Common Areas on such terms as Landlord shall determine, all in accordance with good building practices. Landlord will not construct additional buildings which will obstruct the visibility of or access to the Demised or which will materially reduce parking adjacent to the Demised Premises in the Building.

                                  ARTICLE XXIV

                                      SIGNS

      SECTION 24.01. Landlord shall have the right to establish policies and standards for the size, location, quality, number, color and type of signs which Tenant may install in or upon the Demised Premises. Such policies and standards are set forth herein as well as in Exhibit "C" attached hereto. Tenant shall comply with all of such policies and standards as they may be changed from time to time and shall install such signs as may be required by Landlord. No signs shall be installed by Tenant in or upon the Demised Premises until after Landlord has approved in writing the construction (including all connections), drawings and specifications pertaining to the signs.

      SECTION 24.02. Tenant shall pay for all signs, their installation, maintenance and removal. Tenant, at Tenant's sole cost and expense, shall obtain all necessary permits and approvals from the local governmental agency having jurisdiction thereof. All work must be of good quality. Landlord shall have the right to reject any work judged below standard. All signs shall be constructed and installed by contractors qualified to fabricate and install commercial signs. Tenant shall maintain signs in a neat and attractive condition. The bulbs of all permitted signs and lights, whether an exterior or interior sign, shall be replaced as soon as they become defective or lose their intensity. The signs and supports shall be kept painted to maintain attractive conditions and to prevent rust, rot or deterioration. Landlord shall have the right to remove the signs or any of them, at any time during the term of this Lease, as may be necessary in order to paint or make any other repairs, alterations or improvements in or upon the Building, providing the same be removed and replaced at Landlord's expense upon completion of said work. Tenant shall keep its signs illuminated from dusk to dawn.

                                   ARTICLE XXV

                  SUBORDINATION; TENANT'S ESTOPPEL CERTIFICATE

      SECTION 25.01. This Lease is and shall be subordinate to any mortgage, encumbrance or ground lease now or hereafter imposed upon or affecting the Building, or any part hereof. Such subordination is effective without any further act of Tenant. Tenant shall from time to time on request from Landlord execute and deliver any documents or instruments that may be required by a lender or ground lessor to effectuate any subordination. If Tenant fails to execute and deliver any such documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such documents or instruments. Tenant agrees to execute any subordination agreement referred to above provided the lender simultaneously agrees to a non-disturbance of the tenancy so long as the Tenant is not in default.

      SECTION 25.02. Within ten (10) days after notice from the other Landlord or Tenant shall execute and deliver to the other a statement in writing certifying such matters as requested by the other, including that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications, the amount of Fixed Rent, the dates to which the Rent has been paid in advance, and the amount of any security deposit or prepaid rent.

      SECTION 25.03. As a condition to the effectiveness of this Lease, Tenant must receive a nondisturbance agreement from the ground lessor and any existing mortgagee and any subordination to a future mortgage must be subject to such an agreement.

                                  ARTICLE XXVI

                         NATURE OF LANDLORD'S LIABILITY

      SECTION 26.01. It is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the members of Landlord, or, if Landlord or any successor in interest shall be an individual, joint venture, tenancy in common, firm or partnership, general or limited, or a trust or a corporation, there shall be no personal liability on such individual or the members of the firm, partnership, joint venture, tenancy in common or the trustee or beneficiaries under any such trust, in each case with respect to any of the terms of this Lease. Tenant shall look solely to the equity, if any, of Landlord in the Demised Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms of this Lease to be performed by Landlord. The foregoing exculpation of personal liability shall be absolute and without any exception whatsoever.

      SECTION 26.02. If Landlord sells or transfers all or any portion of the Building, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease and the transferee shall be automatically responsible for future performance of the Landlord under this Lease.

      SECTION 26.03. Landlord shall not be liable for failure to furnish any services when such failure is due to Excusable Delay. Landlord shall not be liable, under any circumstances, including, but not limited to, that arising from the negligence of Landlord, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Demised Premises and/or the Building, including the structural and nonstructural portions thereof, for loss of or injury to Tenant or to property, however occurring, through or in connection with or incidental to the furnishing of, or failure to furnish, any of the aforesaid services or for any interruption to Tenant's business however occurring. Landlord and its agents shall not be liable for any loss or damage to property entrusted to their employees or agents, nor for loss of property by theft. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from falling plaster, or from steam, gas, water or snow which may leak from any part of the Building, or from the pipes or appliances therein, or from any other part thereof, or from the sub-surface thereunder, or from dampness, or from any other cause. Notwithstanding the above, Landlord shall not be exculpated from any injury or damages to the Tenant or Tenant's property which is caused by Landlord's gross negligence or the gross negligence of Landlord's employees, agents or invitees.

      SECTION 26.04. This Lease and the obligations of Tenant to pay all Rent and perform all of its obligations shall in no way be impaired, affected or excused because Landlord is unable to fulfill its obligations or unable to or delayed in supplying any service or performing any obligations, including without limitation, any repairs or work to be done by Landlord, subject to the self-help provisions contained within this Lease.

      SECTION 26.05. It is expressly agreed that nothing in this Lease shall be construed as creating a partnership or joint venture between Landlord and Tenant, or between Landlord or any other party, or cause Landlord to be responsible for any debts or obligations of Tenant.

                                  ARTICLE XXVII

                                     WAIVER

      SECTION 27.01. No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Demised Premises, shall constitute an acceptance of the surrender of the Demised Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Demised Premises and accomplish a termination of the Lease. Landlord's consent to or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

      SECTION 27.02. The parties hereto waive a trial by jury of any and all issues arising in any action or proceeding between them or their successors under or connected with this Lease or any of its provisions, any negotiations in connection therewith, or Tenant's use or occupancy of the Demised Premises. In case Landlord shall commence summary proceedings or an action for nonpayment of Basic Rent or additional rent hereunder against Tenant, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action unless compulsory under existing court rules, but shall be relegated to an independent action at law.

                                 ARTICLE XXVIII

                                 QUIET ENJOYMENT

         SECTION 28.01. Landlord covenants that if, and so long as, Tenant pays the Fixed Rent and any Additional Rent as herein provided, and performs the covenants hereof, Landlord shall do nothing to affect Tenant's right to peaceably and quietly have, hold and enjoy the Demised Premises for the Term herein mentioned, subject to the provisions of this Lease and to the terms of all covenants, restrictions, easements and encumbrances (but subject to Section 25.03) now or hereafter affecting fee title to, or Landlord's interest in, the Building.

                                  ARTICLE XXIX

                             INTENTIONALLY OMMITTED

                                   ARTICLE XXX

                              WAIVER OF SUBROGATION

      SECTION 30.01. In the event of any loss or damage to the Building, the Building, the Demised Premises and/or any contents (herein "property damage"), each party waives all claims against the other for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss (or in the case of Tenant, waives all claims any tenant of the Building that has similarly waived claims against such Tenant) and each party shall obtain, for each policy of such insurance, provisions waiving any claims against the other party (and against any other tenant(s) in the Building that has waived subrogation against the Tenant) for loss or damage within the scope of such insurance.

                                  ARTICLE XXXI

                             INTENTIONALLY OMMITTED

                                  ARTICLE XXXII

                                  MISCELLANEOUS

      SECTION 32.01. TIME OF ESSENCE. Time is of the essence of each provision of this Lease and for the performance of any obligation hereunder.

      SECTION 32.02. BINDING ON SUCCESSORS. Subject to the provisions hereof with respect to assignment and subletting, this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, assigns, subtenants and successors in interest.

      SECTION 32.03. NOTICE. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by certified mail, return receipt requested, express mail or overnight courier, and addressed to the other party at the address set forth at the beginning of this Lease. Either party may change its address by giving a notice thereof to the other party in accordance with this Section.

      SECTION 32.04. COMMISSIONS. Landlord and Tenant each represents to the other, knowing that the other shall rely upon same, that neither has dealt with any real estate broker, finder of other person in connection with this Lease, the Building or the Demised Premises and no such real estate broker is entitled to a commission as a result of this Lease. Each shall hold harmless the other, its employees, agents and assigns, from and against all claims, demands, actions and liabilities, expenses and other damages, including attorneys' fees incurred, resulting from any claims that may be asserted against Landlord or Tenant by any broker, finder or other person with whom Landlord or Tenant has or purportedly has dealt and any claim of, or right to lien under the Statutes of the State of New Jersey relating to real estate broker liens, with respect to any such broker.

      SECTION 32.05. GOVERNING LAW. This Lease shall be construed and interpreted in accordance with the laws of the State of New Jersey.

      SECTION 32.06. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties and cannot be amended or modified except by a written agreement. Neither Landlord nor anyone acting on its behalf has made any statement, promise or agreement which in any way modifies, varies, alters, enlarges or invalidates the provisions of this Lease, or the obligations of Landlord or Tenant hereunder.

      SECTION 32.07. CONSTRUCTION. The Landlord and the Tenant agree that each party and its counsel have reviewed and revised this Lease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any amendments, exhibits or schedules hereto.

      SECTION 32.08. CAPTIONS. The captions of this Lease shall have no effect on its interpretation.

      SECTION 32.09. SEVERABILITY. The unenforceability, invalidity or illegality of any provision of this Lease shall not render the other provisions unenforceable, invalid or illegal.

      SECTION 32.10. SECTION REFERENCES. All references to Articles shall refer to articles of this Lease.

      SECTION 32.11. MEMORANDUM OF LEASE. This Lease shall not be recorded, except that if either party requests that the other do so, it shall execute a Memorandum of Lease in recordable form.

      SECTION 32.12. AUTHORITY OF CORPORATE TENANT. If Landlord or Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that (i) he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the by-laws and pursuant to a duly enacted resolution of said corporation; (ii) that this Lease is valid and binding upon said corporation and enforceable against Landlord or Tenant in accordance with its terms; (iii) the execution and delivery of this Lease will not, with or without the passage of time, violate any other agreement, lease or mortgage by which the corporation is bound or by which the corporation's property is encumbered.

      SECTION 32.13. TENANT'S FINANCIAL CONDITION. Tenant represents and warrants that all financial statements and other information submitted by, or on behalf of, Tenant to Landlord in connection with this Lease are true and complete in all material respects.

      SECTION 32.14. EXECUTION OF LEASE. The submission of this Lease to Tenant for examination does not constitute an offer on the part of Landlord. This Lease shall be effective only upon execution by Landlord and Tenant. Upon execution of this Lease by Tenant and delivery of the executed Lease to Landlord, this Lease shall constitute an option to Landlord for thirty (30) days to execute and deliver this Lease, and said option may not be withdrawn during such thirty (30) day period after delivery to Landlord. If Landlord shall not execute this Lease within such thirty (30) day period, then the option shall be deemed withdrawn.

      SECTION 32.15. BUILDING EXCLUSIVES. N/A.

      SECTION 32.16. NET LEASE. It is the intention of these presents that Landlord shall receive the Basic Rent herein reserved and all sum or sums which shall or may become payable hereunder by Tenant under any contingency, free from all taxes, charges, expenses, damages and deductions of every kind or sort whatsoever except as otherwise expressly stated herein, and the Tenant shall and will and hereby expressly agree to pay all such other sums which, except for the execution and delivery of these presents, would have been chargeable against the Demised Premises and payable by Landlord. Tenant, however, shall not be under any obligation to pay any principal or interest on any mortgage which may be a lien against the fee simple interest of Landlord on the Demised Premises, or Landlord's estate or interest therein, or any franchise tax which is or may become payable to Landlord or any gift, inheritance, transfer, estate or succession tax by reason of any existing law or any law which may hereafter be enacted or any judgments, liens, claims or demands asserted against Landlord which are not specified as the obligation of Tenant herein and which do not arise out of the use and occupancy of the Demised Premises by Tenant.

      SECTION 32.18. NO ORAL MODIFICATION All prior understandings and agreements between the parties are merged within this Lease, which alone fully and completely sets forth the understanding of the parties; and this Lease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

      SECTION 32.19. EXTERMINATION. INTENTIONALLY OMMITTED

      SECTION 32.20. ATTORNEYS' FEES. If either party hereto be made or becomes a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party's obligations hereunder, then the prevailing party in any such litigation, or the party becoming involved in such litigation because of a claim against such other party, as the case may be, shall receive from the other party all costs and reasonable attorneys' fees incurred by such party in such litigation.

                                 ARTICLE XXXIII

                               LEASEHOLD MORTGAGES

      SECTION 33.01. Tenant and every successor and assign of Tenant (including, but not limited to, any sublessee of Tenant, but only with Tenant's prior consent) is hereby given the right by Landlord in addition to any other rights herein granted, without Landlord's prior written consent, to mortgage its interest in this Lease(s), or any part or parts thereof, and any sublease(s) under one or more leasehold Mortgage(s), and assign this Lease, or any part or parts thereof, and any sublease(s) as collateral security for such Mortgage (s), upon the condition that all rights acquired under such Mortgage(s) shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interest of Landlord herein, none of which covenants, conditions or restrictions is or shall be waived by

Landlord by reason of the right given so to mortgage such interest in this Lease, except as expressly provided herein. If Tenant and/or Tenant's successors and assigns (including, but not limited to, any sublessee of Tenant, but only with Tenant's prior consent) shall mortgage this leasehold, or any part or parts thereof, and if the holder(s) of such Mortgage(s) shall, within thirty (30) days of its execution, send to Landlord a true copy thereof, together with written notice specifying the name and address of the Mortgagee and the pertinent recording date with respect to such Mortgage(s), Landlord agrees that so long as any such leasehold Mortgage(s) shall remain unsatisfied of record or until written notice of satisfaction is given by the holder(s) to Landlord, the following provisions shall apply:

            A. There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the leasehold Mortgagee(s).

            B. Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the holder(s) of such leasehold Mortgage(s). The leasehold Mortgagee(s) shall thereupon have the same period, after services of such notice upon it, to remedy or cause to be remedies the defaults complained of, and Landlord shall accept such performance by or at the instigation of such leasehold Mortgagee(s) as if the same had been done by Tenant.

            C. Anything herein contained notwithstanding, while such leasehold Mortgage(s) remains unsatisfied of record, or until written notice of satisfaction is given by the holder(s) to Landlord, if any default shall occur which, pursuant to any provision of this Lease, entitled Landlord to terminate this Lease, and if before the expiration of thirty (30) days from the date of service of notice or termination upon such leasehold Mortgagee(s) such leasehold Mortgagee(s) shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Basic Rent and additional rent and other payments herein provided for, and then in default, and shall have complied or shall commence the work of complying with all of the other requirements of this Lease, if any are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of not effect.

            D. If the Landlord shall elect to terminate this Lease by reason of any default of Tenant, the leasehold Mortgagee(s) shall not only have the right to nullify and notice of termination by curing such default, as aforesaid, but shall also have the right to postpone and extend the specified date for the termination of this Lease as fixed by Landlord in its notice of termination, for a period of not more than six (6) months, provided that such leasehold Mortgagee(s) shall cure or cause to be cured any then existing money defaults and meanwhile pay the other terms, conditions and provisions of this Lease on Tenant's part to be complied with and performed, other than past non-monetary defaults, and provided further that the leasehold Mortgagee(s) shall forthwith take steps to acquire or sell Tenant's interest in this Lease by foreclosure of the Mortgage(s) or otherwise and shall prosecute the same to completion with all due diligence. If at the end of said six
                  (6) month period the leasehold Mortgagee(s) shall be actively engaged in steps to acquire or sell Tenant's interest herein, the time of said Mortgagee to comply with the provisions of this Article 33 (except Section 33.01 (C) shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity.

            E. Landlord agrees that the name of the leasehold Mortgagee(s) may be added to the "Loss Payable Endorsement" of any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Lease and that the leasehold Mortgage(s) or collateral document shall so provide.

            F. Landlord agrees that in the event of termination of this Lease by reason of any default by Tenant other than for nonpayment of Rent or Additional Rent and other payments herein provided for, that Landlord will enter into a new lease of the Demised Premises with the leasehold Mortgagee(s) or its nominee(s), for the remainder of the term, effective as of the date of such termination, at the Basic Rent and additional rent and upon the terms, provisions, covenants and agreements as herein contained and subject only to the same conditions of title as this Lease is subject to on the date of the execution hereof, and to the rights, if any, of any parties then in possession of any part of the Demised Premises, provided:

                  (1) Said Mortgagee(s) or its nominee shall make written request upon Landlord for such new lease within fifteen (15) days after the date of such termination and such written request is accompanied by payment to Landlord of sums then due to Landlord under this Lease.

                  (2) Said Mortgagee(s) or its nominee(s) shall pay to Landlord at the time of the execution and delivery of said new lease, any and all sums which would at the time of the execution and delivery thereof, be due pursuant to this Lease but for such termination, and in addition thereto, any expenses, including reasonable attorney's fees to which Landlord shall have been subjected by reason of such default.

                  (3) Said Mortgagee(s) or its nominee(s) shall perform and observe all covenants herein contained on Tenant's part to be performed and shall further remedy any other conditions which Tenant under the terminated lease was obligated to perform under the terms of this Lease; and upon execution and delivery of such new lease, any subleases which may have theretofore been assigned and transferred by Tenant to Landlord, as security under this Lease, shall thereupon be deemed to be held by Landlord as security for the performance of all of the obligations of Tenant under the new lease.

                  (4) Landlord shall not warrant possession of the Demised Premises to Tenant under the new lease.

                  (5) Such new lease shall be expressly made subject to the rights, if any, of Tenant under the terminated lease.

                  (6) The Tenant under such new lease shall have the same right, title, and interest in and to the buildings and improvements on the Demised Premises as Tenant had under the terminated lease.

            G. Landlord agrees promptly after submission to execute, acknowledge and deliver any agreements modifying this Lease requested by any leasehold Mortgagee(s), provided that such modification does not decrease Tenant's obligations or decrease Landlord's rights pursuant to this Lease.

            H. The proceeds from any insurance policies or arising from a condemnation are to be held by any leasehold Mortgagee(s) and distributed pursuant to the provisions of this Lease, but the leasehold Mortgagee(s) may reserve its rights to apply to the mortgage debt all, or an part, of Tenant's are of such proceeds pursuant to such Mortgage(s).

            I. The leasehold Mortgagee(s) shall be given notice of any arbitration proceedings by the parties hereto, and shall have the right to intervene therein and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that the leasehold Mortgagee(s) shall not elect to intervene or become a party to such proceedings, the leasehold Mortgagee(s) shall receive notice of, and a copy of any award or decision made in said arbitration proceedings.

            J. Landlord shall, upon request, execute, acknowledge and deliver to each leasehold Mortgagee (s), an agreement prepared at the sole cost and expense of Tenant, in form satisfactory to such leasehold Mortgagee(s), between Landlord, Tenant and leasehold Mortgagee(s), agreeing to all of the provisions herein. The term "Mortgage", whenever used herein, shall include whatever security instruments are used in the locale of the Demised Premises, such as, without limitations, deeds of trust, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code. The term "Mortgage" whenever used herein, shall also include any instruments required in connection with a sale-leaseback transaction.

                                  ARTICLE XXXIV

             TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES

      SECTION 34.01. HAZARDOUS SUBSTANCES. The term "Hazardous Substances" as used in this Lease, shall include, without limitation, flammable, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCS's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under the Industrial Site Recovery Act, N.J.S.A. 13:1k-6, as amended, and the Spill Compensation and Control Act, N.J.S.A. 58:10-12.1, and any law or regulation now or hereafter enacted or promulgated by any governmental authority.

      SECTION 34.02. TENANT'S RESTRICTIONS. Tenant shall not cause to permit or occur:

            (A) Any violation of any federal, state or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions, on, under, or about the Demised Premises, or arising from Tenant's use or occupancy of the Demised Premises, including, but not limited to, soil and ground water conditions; or

            (B) The use, generation, release, manufacture, refining, production, processing, transport, handling, treatment, storage, or disposal of any hazardous substance on, under, or about the Demised Premises, or the transportation to or from the Demised Premises of any hazardous substance, except for de minimus amounts of oils, greases, and cleaning products providing same is in conformance with all environmental laws or as specifically disclosed on Schedule G of this Lease.

      SECTION 34.03. ENVIRONMENTAL CLEANUP.

            (A) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of hazardous substances ("Laws").

            (B) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the laws.

            (C) Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of hazardous substances that occurs during the term of this Lease, at or from the Demised Premises, or which arises at any time from Tenant's use or occupancy of the Demised Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

            (D) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of hazardous substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section 34.03 within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Demised Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any laws shall constitute a waiver of any of Tenant's obligations under this Section 34.03.

      SECTION 34.04. TENANT'S INDEMNITY.

            (A) Tenant shall indemnify, defend, and hold harmless Landlord, Landlord's Mortgagee, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, members, partners, agents and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of hazardous substances that occurs during the term of this Lease, at or from the Demised Premises, or which arises at any time from Tenant's use or occupancy of the Demised Premises, or from Tenant's failure to provide any information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

            (B) Landlord shall indemnify, defend, and hold harmless Tenant, Tenant's Mortgagee, the manager of the Demised Premises, and their respective officers, directors, beneficiaries, shareholders, members, partners, agents and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of hazardous substances that occurred prior to Tenant's occupancy of the Demised Premises, or which arose at any time prior to Tenant's use or occupancy of the Demised Premises, or from Landlord's failure to provide any information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

            (C) Landlord's and Tenant's obligations and liabilities under this
      Section 34.04 shall survive the expiration of this Lease.

      SECTION 34.05.  Tenant represents that its SIC Number is___________ .

                                  ARTICLE XXXV

                                 ISRA COMPLIANCE

      SECTION 35.01. Tenant acknowledges the existence of the New Jersey Industrial Site Recovery Act ("ISRA"). Tenant represents to Landlord that Tenant's Standard Industrial Classification (SIC) Number as used on Tenant's Federal Tax Return will not subject the Demised Premises to ISRA applicability under current laws and regulations. Any change by Tenant to an operation with an SIC number subject to ISRA shall require Landlord's written consent, which consent will not be unreasonably withheld. Any such proposed change shall be noticed in writing to Landlord sixty (60) days prior to the proposed change. Landlord, at its sole option, may deny consent to the change.

            Tenant agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Demised Premises including but not limited to, state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Landlord. Tenant agrees to indemnify and hold Landlord harmless from the violation of ISRA occasioned by Tenant's use of the Demised Premises.

                                  ARTICLE XXXVI

                   SORTING AND SEPARATION OF REFUSE AND TRASH

      SECTION 36.01. COMPLIANCE BY TENANT. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions, and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse, and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse, and trash shall be placed in separate receptacles. Such separate receptacles may, at Landlord's option, be removed from the Demised Premises in accordance with a collection schedule prescribed by law.

      SECTION 36.02. LANDLORD'S RIGHTS IN EVENT OF NONCOMPLIANCE. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this article, and, at Tenant's sole cost and expense, shall indemnify, defend and hold harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

                                 ARTICLE XXXVII

                          REMOVAL OF GARBAGE AND DEBRIS

      SECTION 37.01. Tenant agrees to remove all garbage and debris from Tenant's Demised Premises. Tenant shall not permit its garbage or debris to be placed or remain outside the Demised Premises.

      SECTION 37.02. For purposes of this Section, garbage and debris shall refer to waste generated by Tenant's business facilities, except for any hazardous substances as defined in Article XXXIV hereinabove.

      SECTION 37.03. Removal of all such garbage and debris shall be at Tenant's expense in accordance with Article XXXVI set forth above.

      SECTION 37.04. In the event Tenant is specifically permitted to use, generate, release, manufacture, refine, produce, process, transport, handle, treat, store or dispose of any hazardous substance in accordance with the provisions of Article XXXIV herein, Tenant shall not dispose of said hazardous substances in the common garbage receptacles and/or containers provided by Landlord for the tenants. Tenant shall dispose of said hazardous substances in accordance with all applicable laws at its own cost and expense.

      SECTION 37.05. In the event Tenant produces garbage and debris for disposal in the common garbage receptacles and/or containers provided by Landlord for Tenant, that is in excess of Tenant's share of the aggregate garbage and debris for the entire Building, Landlord may assess Tenant and Tenant shall be responsible for the disposal costs associated with said excess.

                                 ARTICLE XXXVIII

                                 RENEWAL OPTION

      SECTION 38.01. Tenant is hereby granted three (3) five year extensions of the initial twelve (12) term under the following terms and conditions:


            (A) It is expressly understood and agreed that the Tenant's option to renew, as hereinafter set forth shall be personal to Tenant, and may not be exercised by any permitted assignee or subtenant hereunder, except an assignee permitted by the terms of Section 14.05. It is understood and agreed that Tenant's Option to Renew shall be null and void in the event that fifty (50%) percent or more of the Demised Premises have been sublet by the Tenant prior to the date set for the exercise by Tenant of the Renewal Option hereinafter set forth.

            (B) At the time of the exercise of the option to renew and at the time of the said renewal, the Tenant shall not have committed an uncured Event of Default, and shall be in possession of the Demised Premises pursuant to this Lease.

            (C) Notice of the exercise of the option shall be sent to the Landlord in writing at least twelve (12) months before the expiration of the Term of this Lease.


            (D) Each renewal term shall be for the term of five (5) years, to commence at the expiration of the Term of this Lease or first renewal and all of the terms and conditions of this Lease, other than the Fixed Rent, shall apply during any such renewal term.

   SECTION 38.02. The Landlord and Tenant acknowledge and agree to make the effective date of the Lease retroactive to the date set forth on the first page herein. The purpose of the retroactive effective date is to make it coincide with the term of the previous Lease of the Demised Premises that was entered into by the parties.

      The aforesaid monthly rents shall be payable in advance on the first day of each calendar month, except that a proportionately lesser sum may be paid for the first month following the Term Expiration Date if said date falls on a date other than the first of the month.

      IN WITNESS WHEREOF, the parties hereto execute this Lease on the date set forth above.

Witness:                                      FYNB, LLC.


Daniel Goodman                                By         Gary S. Hofing
--------------------------------                 ------------------------------
Daniel Goodman                                           Gary S. Hofing
                                                         Co-Managing Member

                                              YARDVILLE NATIONAL BANK,
                                              A NEW JERSEY  NATIONAL BANK

Daniel J. O'Donnell                           By         Patrick M. Ryan
--------------------------------                  ------------------------------
Daniel J. O'Donnell, Secretary                           Patrick M. Ryan, CEO

                                    EXHIBIT B

                                 LANDLORD'S WORK

                            INTENTIONALLY LEFT BLANK

                                    EXHIBIT C

                                      SIGNS

            1. All signs visible to the outside are to be submitted for approval by landlord, which approval shall not be unreasonably withheld.

            2.    The sign(s) shall not be moving or flashing.

All tenant signage must conform to any local requirements or restrictions as established by local ordinances. Copies of the approved permits must be posted in the front windows of the building before installation of any sign commences.

                                    EXHIBIT D

                                   EXCLUSIVES

                             INTENTIONALLY OMMITTED

                                    EXHIBIT E

                              RULES AND REGULATIONS

      1. All loading and unloading shall be done only in the areas, and through the entrances, designated for such purposes by Landlord.

      2. INTENTIONALLY OMMITTED

      3. No loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Demised Premises without the prior written consent of the Landlord.

      4. If the Demised Premises are equipped with heating facilities separate from those in the remainder of the Building, Tenant shall keep the Demised Premises at a temperature sufficiently high to prevent freezing of water pipes and fixtures.

      5. Tenant shall, at Tenant's cost, contract the services of an exterminator in compliance with the Lease requirements.

      6. Tenant shall not burn any trash or garbage of any kind in or about the Demised Premises, the Building, or within one mile of the outside property lines of the Building.

      7. Tenant and Tenant's employees and agents shall not conduct or solicit business in the parking area or other common areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the parking area or in other common areas, including "For Sale" signs in car windows.

      8. Tenant is not permitted to use any space heaters, including but not limited to kerosene, propane or electric.

      9. The plumbing facilities shall not be used for any other purpose than that for which they were constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall, have caused it.

      10. Tenant shall not install any coin operated vending machine, video game machine, coin telephone, or similar devise, nor any stand for display of goods for sale upon the sidewalk area or outside wall or any portion of the Building without written consent of the Landlord.

      11. No buses shall be operated by any tenant in this Building. Should any tenant wish to charter or otherwise arrange for a bus to be present on the Building property, he must first obtain written permission from the Landlord. The request for permission to have a bus enter the property should contain particulars of the bus' operation noting as to its location of parking, picking up and discharging of passengers, and the like.

      12. Tenant shall promptly comply with all laws, orders, directions, rules and requirements of governmental authorities and cognizant insurance carriers.

      13. Maintain the Demised Premises and all equipment within it in good repair and appearance and in neat, clean, safe and sanitary condition free of all garbage.

      14. Use all electric, plumbing and other facilities in the rental space safely.

      15. Promptly notify Landlord when there are conditions that require repair by Landlord.

      16. Comply with all rules and regulations made by Landlord from time to time, respecting the delivery or shipment of merchandise, supplies and fixtures to and from the rental space.

      17. Immediately notify Landlord of any accident, fire or damage occurring to the rental space.

      18. Install anything on the roof without the prior written consent of Landlord.

         19. Do anything or permit anything to be done which tends to destroy the peace and quiet of the Landlord, other tenants, invitees of the Building, or persons in the neighborhood.

      20. Throw or permit any foreign substance to be thrown into the plumbing facilities.

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

      21. Permit any vehicle or trailers to remain parked overnight in the Building.

      22. Obstruct any part of the Building outside the rental space.

      23. Use or operate any equipment that, in Landlord's sole judgment, is or may be harmful to the rental space of the building which the rental space is a part.

      24. Attach any awning or other projection to the outside of the rental space, or the building of which the rental space is a part.

      25. Conduct any auction, fire sale, bankruptcy sale, going-out-of business sale, or lost-our-lease sale, in or about the rental space.

      26. Tenant's employees may not park in front of the other tenant's stores.

      27. Permit trash or debris to accumulate outside the Demised Premises.

      Failure of Tenant to comply with the rules and regulations of this section constitutes an Event of Default under this Lease, subject to a Fifty and 00/100 ($50.00) Dollar per day fine, after giving Tenant notice of such default and an opportunity to cure the same within the time provided by this Lease.

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

                                 LEASE ADDENDUM

                                ADDENDUM TO LEASE

In the event of a conflict between this Lease Addendum and the original lease between FYNB LLC (Landlord) and Yardville National Bank (Tenant) dated February 7, 2006, the Lease Addendum shall prevail.

      1. The intent of the parties is that this lease shall be considered an absolute net lease. Regardless of the specified maintenance obligations of the lease agreement, the Tenant shall be 100% responsible for any and all maintenance and replacements of the building components and/or systems which shall include but not be limited to roof, structure, HVAC, plumbing, electrical and lighting, paving, sidewalks and all exterior and interior improvements.

      2. Common area maintenance - Tenant shall be 100% responsible at its sole cost and expense for performing any exterior common area maintenance including but not limited to landscaping, snow plowing, lighting, cleaning and parking lot striping. Landlord can provide contact information for snow plower currently contracted if desired by Tenant.




                                              Gary S.  Hofing
                                              ----------------------------------
                                              Gary S.  Hofing
                                              Co-Managing Member, FYNB LLC


                                              Patrick M. Ryan
                                              ----------------------------------
                                              Patrick M. Ryan, CEO
                                              Yardville National Bank

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